Exhibit 99.1

News Release

Contact:	Investors and Analysts: Cameron Hopewell, CCA at (615)263-3024
Financial Media: David Gutierrez, Dresner Corporate Services at (312)780-7204

CCA REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

PROVIDES 2016 FULL YEAR EPS GUIDANCE OF $1.76 TO $1.84

AND FFO GUIDANCE OF $2.54 TO $2.62 PER DILUTED SHARE

NASHVILLE, Tenn. – February 10, 2016 – CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), America’s largest owner of partnership correctional, detention, and re-entry facilities, announced today its financial results for the fourth quarter and full year 2015.

Fourth Quarter 2015 Highlights

•	Revenue of $447.8 million increased 5.8% from the prior year quarter

•	Diluted EPS of $0.41 and Adjusted Diluted EPS of $0.43

•	Normalized FFO per diluted share of $0.63

•	AFFO per diluted share of $0.58

Full Year 2015 Highlights

•	Total revenue of $1.79 billion in 2015 versus $1.65 billion in 2014

•	Diluted EPS of $1.88 in 2015 versus $1.66 in 2014

•	Adjusted diluted earnings per share of $1.93 in 2015 versus $1.92 in 2014

•	Normalized FFO per diluted share of $2.69 in 2015 versus $2.65 in 2014

•	AFFO per diluted share of $2.62 in 2015 versus $2.57 in 2014

“I am pleased to close the year out on such a positive note with normalized FFO per share coming in $0.03 above the upper end of the guidance we provided in November,” said Damon Hininger, CCA’s chief executive officer. “I’m also encouraged by the many ways we’ve been able to help provide solutions to the challenges our government partners faced in 2015. We completed construction on over 6,400 beds at three new facilities, significantly expanded our community-based corrections capabilities through the acquisition of more than 3,700 residential re-entry beds and were awarded a new 1,000-bed contract with the state of Arizona to provide capacity and correctional services such as re-entry programming. Our value proposition is as strong as ever and we continue to see meaningful opportunities to make investments to further align our business with the needs of our government partners.”

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

Fourth Quarter & Full Year 2015 Financial Results

Fourth Quarter 2015 Results

Total revenue for the fourth quarter of 2015 was $447.8 million compared to $423.5 million in the fourth quarter of 2014. The increase in revenue was primarily attributable to a contract at the South Texas Family Residential Center, which commenced during the fourth quarter of 2014 and generated approximately $71.6 million in revenue during the fourth quarter of 2015 compared with $21.0 million in the fourth quarter of 2014. Total revenue also increased following the acceptance of over 1,000 additional inmates from the state of Arizona at our Red Rock Correctional Center, including 500 in the first quarter of 2015 pursuant to a new contract, and an additional 560 in July 2015 on a six month emergency contract that ended in December 2015. These increases in revenue were partially offset by a decline in inmate populations from the state of California, which in the aggregate declined $18.8 million compared with the fourth quarter of 2014, the non-renewal of a contract with the Federal Bureau of Prisons at our Northeast Ohio Correctional Center effective May 31, 2015, and from the transfer of operations at the Winn Correctional facility to another provider on September 30, 2015.

Net income generated in the fourth quarter of 2015 totaled $48.6 million, or $0.41 per diluted share, compared with $30.0 million, or $0.25 per diluted share in the fourth quarter of 2014. Adjusted for special items, net income in the fourth quarter of 2015 was $50.6 million, or $0.43 per diluted share (Adjusted Diluted EPS), compared with $57.7 million, or $0.49 per diluted share, in the fourth quarter of 2014. Special items in the fourth quarter of 2015 included expenses associated with mergers and acquisitions of $2.0 million, primarily associated with the acquisition of Avalon Correctional Services, Inc. which closed in October 2015. Special items in the fourth quarter of 2014 included non-cash asset impairment charges of $27.8 million for certain non-core assets.

Normalized Funds From Operations (FFO) was $74.8 million, or $0.63 per diluted share, during the fourth quarter of 2015, compared with $79.4 million, or $0.67 per diluted share, during the fourth quarter of 2014. Adjusted Funds From Operations (AFFO) was $68.6 million, or $0.58 per diluted share, during the fourth quarter of 2015, compared with $76.8 million, or $0.65 per diluted share, during the fourth quarter of 2014.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Fourth Quarter & Full Year 2015 Financial Results

Business Development Update

Trousdale Turner Correctional Center Update. Construction of the 2,552-bed Trousdale Turner Correctional Center was completed during the fourth quarter of 2015 at a total cost of approximately $144.0 million. We began receiving inmates from the state of Tennessee in January 2016 pursuant to an Intergovernmental Services Agreement with Trousdale County and anticipate a six-month ramp schedule until full utilization of the facility.

Otay Mesa Detention Center Update. Construction of the new 1,482-bed Otay Mesa Detention Center was completed near the end of the third quarter of 2015 at a total cost of approximately $157.0 million. During the fourth quarter of 2015 we completed the transition of operations to the new facility and transferred the existing San Diego Correctional Facility to the County of San Diego upon the lease expiration date of December 31, 2015.

New Contract with the State of Arizona. During the fourth quarter of 2015, CCA entered into a new contract with the state of Arizona to house up to an additional 1,000 state inmates at our Red Rock Correctional Center. We currently house approximately 1,000 inmates at the 1,596-bed Red Rock facility under an initial multi-year contract that commenced in 2014. We have begun construction to expand the facility to 2,024 beds and to add additional space for inmate re-entry programming. The cost of the expansion is estimated to range from $35.0 million to $38.0 million, and is expected to be complete and ready to accept inmates near the end of the third quarter or early fourth quarter of 2016.

Acquisition of Avalon Correctional Services, Inc. On October 28, 2015, CCA closed on the acquisition of 100% of the stock of Avalon Correctional Services, Inc. (Avalon), a privately held community corrections company, along with a facility operated by Avalon. On November 4, 2015, CCA closed on the acquisition of an additional facility operated by Avalon. These transactions added 11 community corrections facilities containing 3,157 beds to our portfolio, significantly expanding the real estate and services available to our partners while creating a platform for further organic and external growth in the re-entry market. The aggregate purchase price for these transactions of $157.5 million includes two earn-outs, including one for $5.5 million based on the completion of and transition to a newly constructed facility that will deliver the contracted services previously provided at the Dallas Transition Center, and another for $2.0 million based on the achievement of certain utilization milestones over the ensuing 12 months.

2016 Guidance

We currently expect Adjusted Diluted EPS for the first quarter of 2016 to be in the range of $0.37 to $0.39, while FFO and AFFO per diluted share are expected to be in the range of $0.57 to $0.59 and $0.56 to $0.58, respectively. For the full year 2016, we expect Adjusted Diluted EPS to be in the range of $1.76 to $1.84, while FFO and AFFO per diluted share are expected to be in the range of $2.54 to $2.62 and $2.47 to $2.55, respectively.

Fourth Quarter & Full Year 2015 Financial Results

During 2016, we expect to invest approximately $96.0 million to $111.0 million in capital expenditures, consisting of approximately $40.0 million to $50.0 million in on-going prison construction and expenditures related to potential land acquisitions; approximately $27.0 million in maintenance capital expenditures on real estate assets; and approximately $29.0 million to $34.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter and full year 2015. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Reports” of the Investors section.

Management may meet with investors from time to time during the first quarter of 2016. Written materials used in the investor presentations will also be available on our website beginning on or about February 24, 2016. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, February 11, 2016, to discuss our fourth quarter 2015 financial results and future outlook. To listen to this discussion, please access “Presentations, Webcasts and Events” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 1:00 p.m. central time (2:00 p.m. eastern time) on February 11, 2016, through 1:00 p.m. central time (2:00 p.m. eastern time) on February 19, 2016. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada, International callers dial +719-457-0820 and enter passcode 2042560.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correctional, detention, and residential re-entry facilities and one of the largest prison operators in the United States. We currently own or control 66 correctional, detention and re-entry facilities, with a design capacity of approximately 75,000 beds, and manage 11 additional facilities owned by our government partners with a total design capacity of approximately 14,000 beds, in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing residential, community re-entry and prisoner transportation services for governmental agencies. In addition to providing fundamental residential services, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment. These services are intended to help reduce recidivism and to prepare offenders for their successful re-entry into society upon their release.

Fourth Quarter & Full Year 2015 Financial Results

FORWARD-LOOKING STATEMENTS

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (v) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s continued utilization of out of state private correctional capacity and the continued utilization of the South Texas Family Residential Center by U.S. Immigration and Customs Enforcement (Our policy prohibits us from engaging in lobbying or advocacy efforts that would influence enforcement efforts, parole standards, criminal laws, and sentencing policies.); (vi) our ability to successfully integrate operations of Avalon and realize projected returns resulting therefrom; (vii) our ability to meet and maintain REIT qualification status; and (viii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Fourth Quarter & Full Year 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$65,291	$74,393
Restricted cash	877	—
Accounts receivable, net of allowance of $459 and $748, respectively	234,456	248,588
Prepaid expenses and other current assets	41,434	29,775

Total current assets	342,058	352,756

Property and equipment, net	2,883,060	2,658,628

Restricted cash	131	2,858
Investment in direct financing lease	684	3,223
Goodwill	35,557	16,110
Non-current deferred tax assets	9,824	15,530
Other assets	84,704	68,541

Total assets	$3,356,018	$3,117,646

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$317,675	$317,620
Income taxes payable	1,920	1,368
Current portion of long-term debt	5,000	—

Total current liabilities	324,595	318,988

Long-term debt, net of current portion	1,447,077	1,190,455
Deferred revenue	63,289	87,227
Other liabilities	58,309	39,476

Total liabilities	1,893,270	1,636,146

Commitments and contingencies

Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 117,232 and 116,764 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	1,172	1,168
Additional paid-in capital	1,762,394	1,748,303
Accumulated deficit	(300,818)	(267,971)

Total stockholders’ equity	1,462,748	1,481,500

Total liabilities and stockholders’ equity	$3,356,018	$3,117,646

Fourth Quarter & Full Year 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
REVENUE:
Owned and controlled properties	$396,371	$368,087	$1,576,938	$1,409,597
Managed only and other	51,464	55,390	216,149	237,270

Total revenue	447,835	423,477	1,793,087	1,646,867

EXPENSES:
Operating:
Owned and controlled properties	264,250	246,943	1,050,582	933,217
Managed only and other	46,681	51,490	205,546	222,918

Total operating expenses	310,931	298,433	1,256,128	1,156,135
General and administrative	27,166	26,843	103,936	106,429
Depreciation and amortization	43,199	28,512	151,514	113,925
Asset impairments	—	27,844	955	30,082

	381,296	381,632	1,512,533	1,406,571

OPERATING INCOME	66,539	41,845	280,554	240,296

OTHER (INCOME) EXPENSE:
Interest expense, net	15,981	10,447	49,696	39,535
Expenses associated with debt refinancing transactions	—	—	701	—
Other (income) expense	295	(61)	(58)	(1,204)

	16,276	10,386	50,339	38,331

INCOME BEFORE INCOME TAXES	50,263	31,459	230,215	201,965
Income tax expense	(1,665)	(1,453)	(8,361)	(6,943)

NET INCOME	$48,598	$30,006	$221,854	$195,022

BASIC EARNINGS PER SHARE:	$0.41	$0.26	$1.90	$1.68

DILUTED EARNINGS PER SHARE:	$0.41	$0.25	$1.88	$1.66

DIVIDENDS DECLARED PER SHARE	$0.54	$0.51	$2.16	$2.04

Fourth Quarter & Full Year 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income	$48,598	$30,006	$221,854	$195,022
Special items:
Expenses associated with debt refinancing transactions, net	—	—	698	—
Expenses associated with mergers and acquisitions, net	1,967	—	3,620	—
Asset impairments, net	—	27,727	955	29,962

Adjusted net income	$50,565	$57,733	$227,127	$224,984

Weighted average common shares outstanding – basic	117,128	116,357	116,949	116,109
Effect of dilutive securities:
Stock options	379	895	631	895
Restricted stock-based compensation	277	443	205	308

Weighted average shares and assumed conversions - diluted	117,784	117,695	117,785	117,312

Adjusted Diluted Earnings Per Share	$0.43	$0.49	$1.93	$1.92

Fourth Quarter & Full Year 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF NORMALIZED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income	$48,598	$30,006	$221,854	$195,022
Depreciation of real estate assets	24,195	21,640	90,219	85,560
Impairment of real estate assets, net	—	27,608	—	29,843

Funds From Operations	$72,793	$79,254	$312,073	$310,425
Expenses associated with debt refinancing transactions, net	—	—	698	—
Expenses associated with mergers and acquisitions, net	1,967	—	3,620	—
Goodwill and other impairments, net	—	119	955	119

Normalized Funds From Operations	$74,760	$79,373	$317,346	$310,544
Maintenance capital expenditures on real estate assets	(10,762)	(6,901)	(26,609)	(25,481)
Stock-based compensation	3,878	3,537	15,394	13,975
Amortization of debt costs and other non-cash interest	787	777	2,973	3,102
Other non-cash revenue and expenses	(16)	(16)	(64)	(64)

Adjusted Funds From Operations	$68,647	$76,770	$309,040	$302,076

Normalized Funds From Operations Per Diluted Share	$0.63	$0.67	$2.69	$2.65

Adjusted Funds From Operations Per Diluted Share	$0.58	$0.65	$2.62	$2.57

Fourth Quarter & Full Year 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending March 31, 2016		For the Year Ending December 31, 2016
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$44,000	$46,500	$209,000	$218,500
Depreciation of real estate assets	23,000	23,000	92,000	92,000

Funds From Operations	$67,000	$69,500	$301,000	$310,500
Other non-cash revenue and expenses	4,500	4,500	18,500	18,500
Maintenance capital expenditures on real estate assets	(5,000)	(5,000)	(27,000)	(27,000)

Adjusted Funds From Operations	$66,500	$69,000	$292,500	$302,000

Adjusted EPS per diluted share	$0.37	$0.39	$1.76	$1.84

FFO per diluted share	$0.57	$0.59	$2.54	$2.62

AFFO per diluted share	$0.56	$0.58	$2.47	$2.55

Net income	$44,000	$46,500	$209,000	$218,500
Interest expense, net	17,000	18,000	69,000	71,000
Depreciation and amortization	42,500	42,500	174,000	174,000
Income tax expense	2,000	2,500	11,000	11,500

EBITDA	$105,500	$109,500	$463,000	$475,000
Depreciation associated with STFRC lease	(10,600)	(10,600)	(42,500)	(42,500)
Interest expense associated with STFRC lease	(2,900)	(2,900)	(10,500)	(10,500)

Adjusted EBITDA	$92,000	$96,000	$410,000	$422,000

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), Normalized FFO and Adjusted Funds From Operations (AFFO), and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts’ disclosures of its results of operations on the same basis that is used by management. FFO and AFFO, in particular, are widely accepted non-GAAP supplemental measures of REIT performance, each grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, FFO and AFFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for

Fourth Quarter & Full Year 2015 Financial Results

real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. Adjusted EBITDA includes depreciation and interest expense in order to more properly reflect the cash flows associated with the lease at the South Texas Family Residential Center. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. CCA calculates Adjusted Net Income by adding or deducting from GAAP Net Income amounts associated with the Company’s debt refinancing, mergers and acquisitions activity and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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